Exhibit 10.5A

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made by and between WARP DRIVE BIO, LLC, a Delaware limited liability company (“Assignor”) and REVOLUTION MEDICINES, INC., a Delaware corporation (“Assignee”) as of January 30, 2019 (the “Effective Date”).

RECITALS

A. WHEREAS, ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”) and Assignor are parties to that certain Lease Agreement dated as of August 22, 2012, as amended by that certain First Amendment to Lease dated as of May 18, 2017 (as amended, the “Lease”), pursuant to which Landlord leases to Assignor space containing approximately 21,621 rentable square feet consisting of the entire second (2nd) floor (the “Premises”) of the building located at 400 Technology Square, Cambridge, Massachusetts (the “Building”);

B. WHEREAS, Assignor was acquired by Assignee in a merger transaction wherein Assignor became, and remains now, a wholly-owned subsidiary of Assignee which is controlled by Assignee; and

C. WHEREAS, Assignor desires to assign all of Assignor’s right, title, and interest as “Tenant” under the Lease to Assignee, and Assignee desires to accept such assignment and assume all obligations associated therewith from and after the Effective Date, which assignment and assumption constitutes a Control Permitted Assignment (as that term is defined in Section 22(b) of the Lease);

NOW, THEREFORE, for the covenants and promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. RECITALS. The foregoing recitals are hereby made a part of this Assignment.

2. ASSIGNMENT AND ASSUMPTION. Subject to the provisions of this Assignment, effective as of the Effective Date, Assignor hereby irrevocably and unconditionally grants, assigns, transfers, conveys and delivers to Assignee all Assignor’s right, title and interest in the Lease, and Assignee hereby (i) accepts the assignment of all Assignor’s right, title and interest in the Lease, (ii) agrees to be fully bound as “Tenant” under the Lease from and after the Effective Date, and (iii) assumes Assignor’s obligations accruing under the Lease from and after the Effective Date.

3. GOVERNING LAW; COUNTERPARTS. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Assignment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Assignment shall be equivalent to, and have the same force and effect as, an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assignment as of Effective Date.

ASSIGNOR:

WARP DRIVE BIO, LLC, a Delaware limited liability company

By:	/s/ Margaret A. Horn
Name: Margaret A. Horn
Title: Chief Financial Officer

ASSIGNEE:

REVOLUTION MEDICINES, INC., a Delaware corporation

By:	/s/ Mark A. Goldsmith
Name: Mark A. Goldsmith
Title: Chief Executive Officer

[Signature Page to Assignment and Assumption of Lease]